malonebailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

May 12, 2020

To the Board of Directors
Vaso Corporation

Due to staffing issues at our firm and our clients staffing difficulties as a result of the COVID-19 pandemic, we need two to three weeks additional time to complete our quarterly review procedures. We concur with Vaso Corporation that it is necessary to file a report on Form 8-K to request the additional 45-day extension to file the quarterly report on Form 10-Q.

Very Truly Yours,

/s/ MaloneBailey, LLP

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www.malonebailey.com